NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE TRANSFERABILITY OF THIS WARRANT IS

RESTRICTED AS PROVIDED IN SECTION 3

No. 2007 – ___	September 28, 2007

MediaMorph, Inc.

COMMON STOCK PURCHASE WARRANT

For good and valuable consideration, the receipt of which is hereby acknowledged by MediaMorph, Inc., a Delaware corporation (the “Company”), ___________ (the “Holder”), is hereby granted the right to purchase, at any time from the date that this Warrant is issued under the Subscription Agreement (as such terms are defined below) until 5:00 P.M., New York City time, on the date that is the five year anniversary of the effective date of the Registration Statement contemplated by the Subscription Agreement (the “Warrant Exercise Term”), up to (A) Two Hundred Thousand (200,000) fully-paid and non-assessable shares of the Company’s Common Stock, $.001 par value per share (“Common Stock”) and (B) during the six month period commencing on the date first set forth above (such six month period may be referred to herein as the “Initial Exercise Period”), Series A Common Stock Purchase Warrants to purchase Two Hundred Thousand (200,000) shares of the Company’s Common Stock (the “Series A Warrants”).

This Warrant is one of a duly authorized issue of Warrants, issued by the Company in connection with a certain private offering of its securities (the “Offering”) and pursuant to a certain Subscription Agreement between the Company and the original Holder of this Warrant (the “Subscription Agreement”), the terms of which are incorporated herein by reference. The Warrants are similar in terms except for dates, amounts and named holders. By its acceptance of this Warrant, each Holder agrees to be bound by the terms of the Subscription Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

l. Exercise of Warrant

1.1 During the Initial Exercise Period, this Warrant is exercisable at a per share price of $0.35 (the “Initial Exercise Price”). Immediately following the expiration of the Initial Exercise Period, this Warrant is exercisable at a per share price of $0.50 (the “Subsequent Exercise Price” and together with the Initial Exercise Price, the “Exercise Price”). The Exercise Price is subject to adjustment as provided in Section 2 hereof and is payable in cash, wire transfer of immediately available funds or by certified or official bank check in New York Clearing House funds. Upon surrender of this warrant certificate with the annexed Warrant Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company’s principal executive offices, the registered Holder of the Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased (the “Warrant Shares”); provided, however, if this Warrant is exercised during the Initial Exercise Period, the Holder shall also be issued one Series A Warrant for each Warrant Share purchased.

1.2 The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and, upon the written request of the Holder, the Company shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

1.3 The issuance of certificates representing the Warrant Shares and Series A Warrants (if applicable) upon the exercise of this Warrant shall be made without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

1.4 Cashless Exercise. If commencing on the first business day following the twelve month anniversary of the final Closing of the Offering, an effective Registration Statement (as defined in the Subscription Agreement) is not available for the resale of all of the Warrant Shares issuable hereunder at the time an Exercise Notice is delivered to the Company (either due to the inability of the Company to have the Commission declare such Registration Statement effective on or prior to such date or to maintain the effectiveness of such Registration Statement for the duration of the period prescribed in Subscription Agreement), the Holder may pay the Exercise Price through a cashless exercise (a “Cashless Exercise”), as hereinafter provided. The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y x (A-B)/A
where:
X = the number of Warrant Shares to be issued to the Holder;
Y = the number of Warrant Shares with respect to which this Warrant is being exercised;
A = the Market Price (as defined in Section 2.3 below) as of the Exercise Date; and
B = the Exercise Price.

For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the date this Warrant was originally issued by the Company.

1.5 The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. Upon the proper exercise of this Warrant, including without limitation payment in full of the Exercise Price, the Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

2. Adjustments to Exercise Price

2.1 Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Company shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted and the Holder, after such date, shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had this Warrant been exercised immediately prior to such date. Any adjustment made herein that results in a decrease (or increase) in the Exercise Price shall also effect a proportional increase (or decrease) in the number of shares of Common Stock into which this Warrant is exercisable. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur.

2.2 Consolidation, Merger, Sale or Conveyance. In case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary), or in case of sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange whereby the Common Stock is converted into other securities or property, the Company will be required to make appropriate provision so that the Holder will have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock for which this Warrant was exercisable immediately prior to such consolidation, merger, sale, transfer or share exchange. Any adjustment made herein that results in a decrease (or increase) in the Exercise Price shall also effect a proportional increase (or decrease) in the number of shares of Common Stock into which this Warrant is exercisable.

2.3 Adjustments upon Dilutive Issuances.

(a) Adjustment upon Dilutive Issuance. If at any time during the Warrant Exercise Term the Company issues or sells any shares of Common Stock or any equity or equity equivalent securities (including any equity, debt or other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock or other securities which are so convertible or exchangeable) (collectively, “Common Stock Equivalents”) for per share consideration less than the Exercise Price on the date of such issuance or sale, (a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price) then the Exercise Price shall be adjusted so as to equal the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock or

Common Stock Equivalents so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (b) below). Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.

(b) Effect On Exercise Price Of Certain Events. For purposes of determining the adjusted Exercise Price under subparagraph (a) of this Section 2.3, the following will be applicable:

(A) Issuance of Common Stock Equivalents. If the Company issues or sells any Common Stock Equivalents, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exercise Price in effect on the date of issuance or sale of such Common Stock Equivalents, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Common Stock Equivalents shall, as of the date of the issuance or sale of such Common Stock Equivalents, be deemed to be outstanding and to have been issued and sold by the Company for such price per share.

(B) Change in Conversion Rate. If, following an adjustment to the Exercise Price upon the issuance of Common Stock Equivalents pursuant to a Dilutive Issuance, there is a change at any time in (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Common Stock Equivalents; or (z) the rate at which any Common Stock Equivalents are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), then in any such case, the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Common Stock Equivalents still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

(C) Calculation of Consideration Received. If any Common Stock or Common Stock Equivalents are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock or Common Stock Equivalents are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration other than cash expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Market Price thereof on the date of receipt. The term “Market Price” means, as of a particular date, the average of the (i) high and low price of the Common Stock (if the Common Stock is not at that time listed for trading on a securities exchange) or (ii) closing price (if the Common Stock is traded on a securities exchange) for the ten (10) consecutive Trading Days occurring immediately prior to (but not including) any given date, as reported in the principal market on which the Company’s Common Stock is traded. In case any Common Stock or Common Stock Equivalents are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock or Common Stock Equivalents. The independent members of the Company’s Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities.

(D) Issuances Without Consideration Pursuant to Existing Securities. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any anti-dilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Common Stock Equivalents outstanding as of the date hereof, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration.

(c) Exceptions To Adjustment Of Exercise Price. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made pursuant to this Section 2.3 upon the issuance of any Excluded Securities. For purposes hereof, “Excluded Securities” means (A) securities purchased under the Subscription Agreement; (B) securities issued upon exercise of the Warrants or upon the warrants issued third parties as provided for in the Subscription Agreement; (C) shares of Common Stock issuable or issued to (x) employees or directors from time to time either directly or upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors, pursuant to one or more stock option plans or stock purchase plans adopted by the Company, or (y) to consultants or vendors, either directly or pursuant to warrants or other convertible securities to acquire shares of Common Stock that are outstanding on the date hereof or issued hereafter; (D) shares of Common Stock issued in connection with any Common Stock Equivalents outstanding on the date hereof; (E) shares of Common Stock or Common Stock Equivalents issued to third parties in connection with a merger, acquisition, consolidation, joint venture, strategic alliance or other commercial relationship with such third party relating to the operation of the Company’s business, the primary purpose of which is not to raise equity capital; and (F) shares of Common Stock or other securities issued in connection with any stock split, stock dividend or recapitalization of the Company.

(d) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 2.3, each Holder shall, upon conversion of such Holder’s Warrants, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 2.3.

2.4 Notices of Change. Upon any determination or adjustment in the number or class of shares subject to this Warrant and of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such determination or adjustment. The Company shall give written notice to the Holder at least 20 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions or in the event of a merger, acquisition, consolidation, sale of all or substantially all of its assets or similar such event.

3. Restrictions on Transfer

The Holder acknowledges that he has been advised by the Company that this Warrant, the Warrant Shares and any Series A Warrants issuable upon exercise hereof (collectively the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), that the Warrant is being issued, and the shares issuable upon exercise of the Warrant will be issued, on the basis of the statutory exemption provided by section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company’s reliance upon this statutory exemption is based in part upon the representations made by the Holder contained herein. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, and the Company has no obligations or intention to so register the Securities except as may otherwise be provided herein, or (ii) the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. The Holder represents and warrants that he has acquired this Warrant and will acquire the Securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein. The Holder acknowledges that the securities shall bear the following legend:

“These securities have not been registered under the Securities Act of 1933. Such securities may not be sold or offered for sale, transferred, hypothecated or otherwise assigned in the absence of an effective registration statement with respect thereto under such Act or an opinion of counsel to the Company that an exemption from registration for such sale, offer, transfer, hypothecation or other assignment is available under such Act.”

4. Registration Rights. The Holder shall be entitled to all of the rights and subject to all of the obligations regarding registration of the Warrant Shares, as described in the Subscription Agreement between the Company and the original holder hereof.

5. Exercise Limitation. In no event shall a Holder be permitted to exercise this Warrant, or part hereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this Section 5 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 5 applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 5. The limitations contained in this Section 5 shall cease to apply (x) upon sixty-one (61) days’ prior written notice from the Holder to the Company, or (y) immediately upon written notice from the Holder to the Company at any time after the public announcement or other disclosure of the (i) sale, conveyance or disposition of all or substantially all of the assets of the Company; (ii) effectuation of a transaction or series of transactions in which more than 50% of the voting power of the Company is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally); (iii) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least 50% of the voting equity of the surviving entity; or (d) a transaction or series of transactions in which any person or entity Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than 50% of the voting equity of the Company (any of the foregoing transactions in this Section 5(y) (i) – (iv), a “Change of Control”).

6. Redemption. This Warrant may be redeemed at the option of the Company, at a redemption price of $0.01 per Warrant (the “Redemption Price”), at any time commencing six months after the effective date of the Registration Statement upon not less than 30 days (and not more than 60 days) written notice delivered to the Holder, provided: (a) the closing bid price of the Common Stock is been at least 200% of the Exercise Price for twenty (20) consecutive trading days ending within fifteen (15) days prior to the date of the notice prior to the date of the notice of redemption and (b) there is an effective registration statement with a current prospectus available covering the shares of Common Stock issuable upon exercise of this Warrant. On and after the date fixed for redemption, the Holder shall have no rights with respect to this Warrant except to receive the Redemption Price per Warrant upon surrender of this Certificate. The Company covenants and agrees that it will honor all Exercise Notices tendered through the 5:00 Eastern Time on the Business Day immediately preceding the Redemption Date. The redemption payment shall be made in cash on the date fixed for redemption in the Company’s notice of redemption, as described below (the “Redemption Date”). The notice of redemption shall specify: (i) the Redemption Price; (ii) the Redemption Date; (iii) the place where Warrant Certificates shall be delivered and the redemption price paid; and (iv) that the right to exercise the Warrants shall terminate at 5:00 p.m. EST on the Business Day immediately preceding the Redemption Date. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be conclusive evidence of the facts stated therein.

From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of this Warrant, deliver or cause to be delivered to or upon the written order of such holder a sum of cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and shall cease, except the right, if any, to receive payment of the Redemption Price.

7. Exchange and Replacement of Warrant Certificates.

This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof and any such lost, stolen, destroyed or mutilated warrant shall thereupon become void.

8. Elimination of Fractional Interests.

The Company shall not be required to issue certificates representing fractions of the shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of shares of Common Stock.

9. Rights of Warrant Holders.

Nothing contained in this Agreement shall be construed as conferring upon the Holder any rights whatsoever as a stockholder of the Company, either at law or in equity, including without limitation, or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors the right to receive dividends or any other matter.

10. Miscellaneous.

10 .1 This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof. This Warrant shall be for the sole and exclusive benefit of the Holder and nothing in this Warrant shall be construed to confer upon any person other than the Holder any legal or equitable right, remedy or claim hereunder.

10.2 No recourse shall be had for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

10.3 No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof, and no delay on the part of the Holder in exercising any right hereunder shall so operate.

10.4 This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by (a) the party against which enforcement of the same is sought or (b) the Company and the holders of at least a majority of the number of shares into which the Warrants are exercisable (without regard to any limitation contained herein on such exercise), it being understood that upon the satisfaction of the conditions described in (a) and (b) above, each Warrant (including any Warrant held by the Holder who did not execute the agreement specified in (b) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof. Notwithstanding the foregoing, no modification to this Section 10.4 will be effective against any Holder without his consent. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

10.5 All communications provided for herein shall be sent, except as may be otherwise specifically provided, by registered or certified mail: if to the Holder of this Warrant, to the address shown on the books of the Company; and if to the Company, to 95 Horatio Street, New York, New York 10014, attention: Office of the President, or to such other address as the Company may advise the Holder of this Warrant in writing. Notices shall be deemed given when mailed.

10.6 The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New York. This Warrant shall be deemed a contract made under the laws of the State of New York and the validity of this Warrant and all rights and liabilities hereunder shall be determined under the laws of said State.

10.7 The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

IN WITNESS WHEREOF, MEDIAMORPH, INC. has caused this Warrant to be executed in its corporate name by its officer, and its seal to be affixed hereto.

Dated:	September 28, 2007 New York, New York

MediaMorph, Inc.
By:
Michael Sid, Chief Executive Officer

WARRANT EXERCISE FORM

TO:	MediaMorph, Inc.
Attention: President
95 Horatio Street
New York, NY 10014

The undersigned Holder hereby irrevocably elects to exercise the right to purchase shares of Common Stock and Series A Warrants (if applicable) covered by this Warrant according to the conditions hereof and herewith makes full payment of the Exercise Price of such shares.

The undersigned, by marking the box following this sentence, indicates his or her intention to exercise this Warrant on a cashless basis in accordance with the terms of this Warrant: €

Kindly deliver to the undersigned a certificate representing the Shares.

                INSTRUCTIONS FOR DELIVERY

Name: ____________________________________________________________

(please typewrite or print in block letters)

Address: __________________________________________________________

Tax I.D. No. or Social Security No.: ____________________________________

Dated: _________________________

Signature ________________________________

STATE OF ___________)

COUNTY OF _________) ss:

On this __ day of ___________, before me personally came ________, to me known, who being by me duly sworn, did depose and say that he resides at __________________, that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

Notary Public

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder

desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED                                                                hereby sells, assigns and transfers
unto ________________________________________________________________________________________________

________________________________________________________________________________________________________

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                         , Attorney, to transfer the within Warrant Certificate on the books of MediaMorph, Inc., with full power of substitution.

Dated:	Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Insert Social Security or Other Identifying Number of Assignee)

STATE OF ___________)

COUNTY OF _________) ss:

On this __ day of ___________, before me personally came ________, to me known, who being by me duly sworn, did depose and say that he resides at __________________, that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

Notary Public